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                                                                    EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evenflo & Spalding Holdings Corporation

We consent to the incorporation by reference in the Registration Statement No. 333-14569 of Evenflo & Spalding Holdings Corporation on Form S-8 of our reports dated November 7, 1997, appearing in the Annual Report on Form 10-K of Evenflo & Spalding Holdings Corporation for the year ended September 30, 1997.





DELOITTE & TOUCHE LLP

Tampa, Florida
December 19, 1997